Exhibit 99.2

BROKER DEALER LETTER

TITAN INTERNATIONAL, INC.

Offer to Exchange $400,000,000 of 6.875% Senior Secured Notes due 2020

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding Unregistered 6.875% Senior Secured Notes due 2020

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Titan International, Inc. (the “Company”), is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus, dated                     , 2014 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), an aggregate principal amount of up to $400,000,000 of its 6.875% Senior Secured Notes due 2020 and the associated guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 6.875% Senior Secured Notes due 2020 and the associated guarantees (together, the “Outstanding Notes”) issued on October 7, 2013, which have not been registered under the Securities Act. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated as of October 7, 2013, among the Company, the Guarantors referred to therein and the representative of the Initial Purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated                     , 2014;

2. The Letter of Transmittal for your use and for the use of your clients who hold Outstanding Notes registered in their own names and for the information of your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, and the accompanying Form W-9; and

3. A form of letter that may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                     , 2014, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). THE OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay or cause to be paid transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, or the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Outstanding Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. A holder may tender Outstanding Notes that are held through The Depository Trust Company by transmitting its acceptance through DTC’s Automated Tender Offer Program as described in the Letter of Transmittal. Delivery of an Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Outstanding Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Titan International, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures